                                                                   EXHIBIT 10.5

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is made and entered into as of ________ __, 2000, between Motorola, Inc., a Delaware corporation ("MOTOROLA"), and Propel, Inc., a Delaware corporation ("PROPEL").

                  WHEREAS, Motorola and Propel have entered into a Master Separation Agreement (the "SEPARATION AGREEMENT") and certain ancillary agreements, including an Israeli Separation, Initial Public Offering and Distribution Agreement (the "IPO AND DISTRIBUTION AGREEMENT");

                  WHEREAS, Motorola currently owns all of the issued and outstanding shares of Propel's common stock (the "COMMON STOCK");

                  WHEREAS, Propel is offering and selling to the public (the "IPO") by means of a Registration Statement (File No. 333-40200) initially filed with the Securities and Exchange Commission (the "SEC") on Form S-1 on June 27, 2000 (the "REGISTRATION STATEMENT") shares of its Common Stock;

                  WHEREAS, Motorola currently intends to evaluate its strategic options with respect to its entire ownership interest in Propel remaining after the IPO;

                  WHEREAS, Motorola and Propel desire to make certain arrangements to provide Motorola with registration rights with respect to shares of Common Stock it holds;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

                  SECTION 1.  EFFECTIVENESS OF AGREEMENT; TERM.

                  1.1 EFFECTIVE DATE. This Agreement shall become effective upon the consummation of the IPO (the "EFFECTIVE DATE").

                  1.2 SHARES COVERED. This Agreement covers all shares of Common Stock that are held by Motorola and any Permitted Transferee (as defined in SECTION 2.5) from time to time, whether or not held immediately following the IPO (subject to the provisions of SECTION 7, the "SHARES"). The Shares shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  Motorola and any Permitted Transferees are each referred to herein as a "HOLDER" and collectively as the "HOLDERS" and the Holders of Shares proposed to be included in any registration under this Agreement are each referred to herein as a "SELLING HOLDER" and collectively as the "SELLING HOLDERS."

                  SECTION 2.  DEMAND REGISTRATION.

                  2.1 NOTICE. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that Propel effect the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration, a Convertible Registration or an Exchange Registration (as such terms are defined in SECTION 2.6)), Propel will, within five days of receipt of such notice from any Holder, give written notice of the proposed registration to all other Holders, if any, and will use its best efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by Propel within 15 days after receipt of Propel's written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this SECTION 2.1 is sometimes referred to herein as a "DEMAND REGISTRATION"); PROVIDED, HOWEVER, that:

                  (a) Propel shall not be obligated to effect registration with respect to Shares pursuant to this SECTION 2 within 90 days after the effective date of a previous registration, other than a Shelf Registration, effected with respect to Shares pursuant to this SECTION 2;

                  (b) if at the time a Demand Registration is requested pursuant to this SECTION 2, Propel determines in the good faith judgment of the general counsel of Propel, to be confirmed within 15 days by Propel's board of directors (the "BOARD"), that such registration would reasonably be expected to have a material adverse effect on any active proposal by Propel or any of its subsidiaries to engage in any material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering or other material transaction, Propel may postpone for up to 90 days the filing or effectiveness of such registration; PROVIDED, HOWEVER, that Propel may delay a Demand Registration hereunder only once in any 12 month period;

                  (c) except in the case of a Convertible Registration or an Exchange Registration, the number of the Shares originally requested to be registered pursuant to any registration requested pursuant to this SECTION 2 shall have an aggregate expected offering price of at least $200 million;

                  (d) if a Demand Registration is an underwritten offering and the managing underwriters advise Propel in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock, Propel shall include in such registration the number of Shares requested to be included therein which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for the Common Stock, pro rata among the respective Holders thereof on the basis of the amount of Shares owned by each Holder requesting inclusion of Shares in such registration; and

                  (e) Propel shall not be required to effect more than 20 Demand Registrations pursuant to this SECTION 2.1; PROVIDED, HOWEVER, that the foregoing limitation shall not be effective if, at the time of the 20th Demand Registration, Propel is prohibited under then-existing SEC rules from registering all remaining Shares pursuant to a Shelf Registration, regardless of whether the Holder or Holders has requested that such 20th Demand Registration be a Shelf Registration or otherwise.

                  2.2 REGISTRATION EXPENSES. All Registration Expenses (as defined in SECTION 8) for any registration requested pursuant to this SECTION 2 (including any registration that is delayed or withdrawn) shall be paid by Propel; PROVIDED, HOWEVER, that the expenses of a Demand Registration made in connection with a Distribution (as defined in the IPO and Distribution Agreement) shall be borne by the Holder or Holders.

                  2.3 SELECTION OF PROFESSIONALS. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering; PROVIDED, HOWEVER, that if such Holders select an investment banker or manager that was not one of the joint book-running managers of the IPO, such investment banker or manager shall not administer such offering if Propel reasonably objects thereto. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the financial printer, the solicitation and/or exchange agent (if any) and one counsel for the Selling Holders. Propel shall select its own outside counsel and independent auditors.

                  2.4 THIRD PERSON SHARES. Propel shall have the right to cause the registration of securities for sale for the account of any Person (as defined in SECTION 6(e)) (including Propel) other than the Selling Holders (the "THIRD PERSON SHARES") in any registration of the Shares requested pursuant to this SECTION 2 so long as the Third Person Shares are disposed of in accordance with the intended method or methods of disposition requested pursuant to this SECTION 2; PROVIDED, HOWEVER, that Propel shall not have the right to cause the registration of such securities of such other Persons if the registration requested pursuant to this SECTION 2 is a Convertible Registration or an Exchange Registration.

                  If a Demand Registration in which Propel proposes to include Third Person Shares is an underwritten offering and the managing underwriters advise Propel in writing that in their opinion the number of Shares and Third Person Shares requested to be included in such offering exceeds the number of Shares and Third Person Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock (the "MAXIMUM NUMBER"), Propel shall not include in such registration any Third Person Shares unless all of the Shares initially requested to be included therein are so included, and then only to the extent of the Maximum Number.

                  2.5 PERMITTED TRANSFEREES. As used in this Agreement, "PERMITTED TRANSFEREES" shall mean any transferee, whether direct or indirect, of Shares designated by Motorola (or a subsequent Holder) in a written notice to Propel as provided for in SECTION 9.3. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. The notice required by this
SECTION 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.

                  2.6 SHELF REGISTRATION; CONVERTIBLE REGISTRATION; EXCHANGE REGISTRATION. With respect to any Demand Registration, the requesting Holders may request Propel to effect a registration of the Shares (a) under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a "SHELF REGISTRATION"); (b) in connection with such Holders' registration under the Securities Act of securities (the "CONVERTIBLE SECURITIES") convertible into, exercisable for or otherwise related to the Shares (a "CONVERTIBLE REGISTRATION"); or (c) in connection with such Holders' distribution of, or exchange of or offer to exchange the Shares for any debt or equity securities of such Holders, a subsidiary or affiliate thereof or any other Person (an "EXCHANGE REGISTRATION").

                  2.7 SEC FORM. Propel shall use its best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if Propel is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on Form S-1 (or any successor form). If a Demand Registration is a Convertible Registration or an Exchange Registration, Propel shall effect such registration on the appropriate Form under the Securities Act for such registrations. Propel shall use its best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its best efforts to remain so eligible.

                  2.8 OTHER REGISTRATION RIGHTS. Propel shall not grant to any Persons the right to request Propel to register any equity securities of Propel, or any securities convertible or exchangeable into or exercisable for such securities unless such rights are consistent with the rights granted under this Agreement and the Holders are given a reasonable opportunity to review any such proposed grant of such rights prior to execution thereof to confirm such consistency.

                  SECTION 3.  PIGGYBACK REGISTRATIONS.

                  3.1 NOTICE AND REGISTRATION. If Propel proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by Propel or any other Person), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a "PIGGYBACK REGISTRATION"), it will give prompt written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to Propel within 20 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), Propel will use its best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which Propel has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as Propel proposes to use to dispose of the other securities) of the Shares to be so registered; PROVIDED, HOWEVER, that:

                  (a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, Propel shall determine for any reason not to register such other securities, Propel may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders' written request described above in this SECTION 3.1, the Holders) and thereupon Propel shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in SECTION 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of SECTION 2) that such registration be effected as a registration under SECTION 2 or to include such Shares in any subsequent Piggyback Registration pursuant to this SECTION 3;

                  (b) Propel shall not be required to effect any registration of the Shares under this SECTION 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans of Propel;

                  (c) if a Piggyback Registration is an underwritten primary registration on behalf of Propel and the managing underwriters advise Propel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, Propel shall include in such registration (i) first, the securities Propel proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the Selling Holders of such Shares on the basis of the number of Shares owned by each such Selling Holder, and (iii) third, any other securities requested to be included in such registration; and

                  (d) if a Piggyback Registration is an underwritten secondary registration on behalf of holders of Propel's securities entitled to demand registration thereof and the managing underwriters advise Propel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, Propel shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, (ii) second, the Shares requested to be included in such registration, pro rata among the Selling Holders of such Shares on the basis of the number of Shares held by such Selling Holders, and (iii) third, any other securities requested to be included in such registration, including any securities Propel proposes to sell.

                  No registration of the Shares effected under this SECTION 3 shall relieve Propel of its obligation to effect a registration of Shares pursuant to SECTION 2.

                  3.2 SELECTION OF PROFESSIONALS. If any Piggyback Registration is an underwritten offering and any of the investment banker(s) or manager(s) selected to administer the offering was not one of the joint book-running managers of the IPO, such investment banker or manager shall not administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select one counsel for the Selling Holders. Propel shall select its own outside counsel and independent auditors.

                  3.3 REGISTRATION EXPENSES. Propel will pay all of the Registration Expenses in connection with any registration pursuant to this
SECTION 3.

                  SECTION 4.  REGISTRATION PROCEDURES.

                  4.1 REGISTRATION AND QUALIFICATION. If and whenever Propel is required to use its best efforts to effect the registration of any of the Shares under the Securities Act as provided in SECTIONS 2 AND 3, including an underwritten offering pursuant to a Shelf Registration, Propel will as promptly as is practicable (but in no event, in the case of the initial filing of the registration statement, later than 90 days from the date of such demand):

                  (a) prepare and file with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplement thereto, Propel shall furnish to the counsel selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such counsel));

                  (b) except in the case of a Shelf Registration, Convertible Registration or Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or
(ii) the expiration of nine months after such registration statement becomes effective;

                  (c) in the case of a Shelf Registration (but not including any Convertible Registration), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 18 months after the effective date of such registration statement and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement (the "SHELF EFFECTIVE PERIOD");

                  (d) in the case of a Convertible Registration or an Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of the Convertible Securities no longer require such Shares to be registered under the Securities Act (the "CONVERTIBLE EFFECTIVE PERIOD");

                  (e) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

                  (f) use its best efforts to register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that Propel shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (g) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for Propel and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified Propel's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;

                  (h) immediately notify the Selling Holders, at any time when a prospectus relating to a registration pursuant to SECTION 2 OR 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (i) permit any Selling Holder which Selling Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Propel, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Propel in writing, which in the reasonable judgment of such Selling Holder and its counsel should be included;

                  (j) to make available members of management of Propel, as selected by the Holders of a majority of the Shares included in such registration, for assistance in the selling effort relating to the Shares covered by such registration, including, but not limited to, the participation of such members of Propel's management in road show presentations.

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, Propel shall use it best efforts promptly to obtain the withdrawal of such order; and

                  (l) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares.

                  Propel may require the Selling Holders to furnish Propel with such information regarding the Selling Holders and the distribution of such Shares as Propel may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

                  4.2 UNDERWRITING. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under SECTION 3 which involves, in whole or in part, an underwritten offering), Propel will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Propel and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including, without limitation, indemnities and contribution to the effect and to the extent provided in SECTION 6 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in SECTION 4.1(g). Propel may require that the Shares requested to be registered pursuant to SECTION 3 be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; PROVIDED, HOWEVER, that no Selling Holder shall be required to make any representations or warranties to Propel or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to Propel or the underwriters with respect thereto, except as otherwise provided in
SECTION 6 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, Propel to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

                  4.3  BLACKOUT PERIODS FOR SHELF REGISTRATIONS.

                  (a) At any time when a Shelf Registration effected pursuant to SECTION 2 relating to the Shares is effective, upon written notice from Propel to the Selling Holders that Propel determines in the good faith judgment of the general counsel of Propel, to be confirmed within 15 days by the Board, that the Selling Holders' sale of the Shares pursuant to the Shelf Registration would require disclosure of material information which Propel has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on Propel or Propel is unable to comply with SEC requirements (an "INFORMATION BLACKOUT"), the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material, (ii) 90 days after the general counsel of Propel made such good faith determination (as subsequently confirmed by the Board) or (iii) such time as Propel notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "SALES BLACKOUT PERIOD").

                  (b) If there is an Information Blackout and the Selling Holders do not notify Propel in writing of their desire to cancel such Shelf Registration, the period set forth in SECTION 4.1(c)(i) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

                  4.4 LISTING. In connection with the registration of any offering of the Shares pursuant to this Agreement, Propel agrees to use its best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed and otherwise facilitate the public trading of such Shares.

                  4.5  HOLDBACK AGREEMENTS.

                  (a) Propel shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on

Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

                  (b) If the Holders of Shares notify Propel in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to SECTION 2 hereof, Propel shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the date such notice is received, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

                  (c) If Propel completes an underwritten registration with respect to any of its securities (whether offered for sale by Propel or any other Person) on a form and in a manner that would have permitted registration of the Shares and no Holder requested the inclusion of any Shares in such registration, the Holders shall not effect any public sales or distributions of equity securities of Propel, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from Propel by any underwriters in connection with such previous registration, which shall not be longer than 90 days from the effective date of such registration.

                  SECTION 5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, Propel will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, access to its financial and other records, pertinent corporate documents and properties of Propel and such opportunities to discuss the business of Propel with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of any registration of any of the Shares hereunder, Propel will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the "COVERED PERSONS") against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Propel will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that Propel shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Propel by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this SECTION 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 6 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such Selling Holder or any such controlling person in circumstances for which indemnification is provided under this SECTION 6; then, and in each such case, Propel and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and Propel and other Selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case: (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Shares offered and sold by such Holder pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this SECTION 6) Propel, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls Propel or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission is contained in written information furnished by such Selling Holder to Propel specifically for inclusion in such registration statement or prospectus; PROVIDED, HOWEVER, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Propel or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders.

                  (c) Any Person entitled to indemnification hereunder shall
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (PROVIDED, HOWEVER, that the failure to give prompt notice shall not impair any Person's rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnifying party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to (as a result of a conflict of interest, as determined in the indemnified party's reasonable judgment), or who elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) Indemnification and contribution similar to that specified in the preceding subdivisions of this SECTION 6 (with appropriate modifications) shall be given by Propel and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

                  (e) "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity, or any department, agency or political subdivision thereof.

                  SECTION 7. BENEFITS AND TERMINATION OF REGISTRATION RIGHTS. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Propel and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Shares shall have ceased to be outstanding or (e) in the case of Shares held by a Permitted Transferee, when such Shares become eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

                  SECTION 8. REGISTRATION EXPENSES. As used in this Agreement, the term "REGISTRATION EXPENSES" means all expenses incident to Propel's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) all registration and filing fees; (b) the fees, disbursements and expenses of Propel's counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (c) the fees, disbursements and expenses of the Selling Holders' counsel and advisors in connection with the registration of the Shares to be disposed of under the Securities Act; (d) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers and directly to securityholders in the case of an Exchange Registration; (e) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of; (f) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (g) the filing fees incident to securing any required review by the Nasdaq Stock Market and any other securities exchange on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange; (h) the costs of preparing stock certificates; (i) the costs and charges of Propel's transfer agent and registrar; and (j) the fees and disbursements of any custodians, solicitation agents, information agents and/or exchange agents. Registration Expenses shall not include underwriting discounts and underwriters' commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders.

                  SECTION 9.  MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT. This Agreement, the Separation Agreement, all the other Ancillary Agreements (as defined in the Separation Agreement) and all other Exhibits and Schedules attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         9.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         9.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

               if to Motorola:

               Motorola, Inc.
               1303 East Algonquin Road
               Schaumburg, Illinois 60196
               Attention: General Counsel
               Telecopy: (847) 576-3628

               with a copy to:

               Motorola, Inc.
               1303 East Algonquin Road
               Schaumburg, Illinois 60196
               Attention: Chief Financial Officer and Chief Accounting Officer
               Telecopy: (847) 576-4768

               if to Propel:

               Propel, Inc.
               425 North Martingale Road

               18th Floor
               Schaumburg, Illinois 60173
               Attention:   General Counsel
               Telecopy:    (847) 435-3916

               with a copy to:

               Propel, Inc.
               425 North Martingale Road
               18th Floor
               Schaumburg, Illinois 60173
               Attention:   Chief Financial Officer
               Telecopy:    (847) 435-3916

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the day at the place such notice or communication is received if confirmed by return facsimile. Any notice or communication sent by air courier shall be deemed effective on the day at the place at which such notice or communication is received if delivery is confirmed by the air courier. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth Business Day (as defined below) at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed. "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in Chicago, Illinois are authorized or obligated by law or executive order to close.

         9.4. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and each affiliate of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than any Permitted Transferee, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         9.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         9.6. ASSIGNMENT. This Agreement may not be assigned by any party hereto other than by Motorola to a Permitted Transferee as provided for in
SECTION 2.5; PROVIDED, FURTHER, that Motorola may assign this Agreement in connection with the sale of all or substantially all of its assets.

         9.7.     AMICABLE RESOLUTION.

                  (a) Motorola and Propel mutually desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement between Motorola and Propel as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, will be referred for resolution to a steering committee established pursuant to the Separation Agreement (the "STEERING COMMITTEE"). The Steering Committee will have two members, one of which will be appointed by Motorola and one of which will be appointed by Propel. The initial members of the Steering Committee will be the individuals named on Schedule 5.7 of the Separation Agreement. Each of Motorola and Propel will use its good faith reasonable efforts to avoid replacing the initial members of the Steering Committee with another of their representatives for the first year after the Effective Date. Thereafter, Motorola and Propel will, to the extent practicable, honor the other's reasonable objections to any replacements of Steering Committee members. While any person is serving as a member of the Steering Committee, such person may not designate any substitute or proxy for purposes of attending or voting at a Steering Committee meeting. The Steering Committee will make every good faith effort to promptly resolve all disputes or disagreements referred to it. Upon a unanimous vote, Steering Committee decisions will be binding on Motorola and on Propel. If the Steering Committee does not agree to a resolution of the dispute or disagreement within 90 days after the reference of the matter to it, each of Motorola and Propel will be free to exercise the remedies available to it under applicable law, subject to SECTION 9.8. Notwithstanding anything to the contrary in this
SECTION 9.7, no amendment to the terms of this Agreement will be effected except in writing signed by an authorized officer of both parties. The Steering Committee will be self-regulating.

                  (b) Between the Effective Date and the first anniversary of the Effective Date, the Steering Committee will hold meetings every six weeks on dates established at the organizational meeting of the Steering Committee, which will be held as promptly as practicable after the Effective Date. Such meeting dates may be rescheduled by the Steering Committee if it becomes reasonably impracticable to hold such a meeting. After the first anniversary of the Effective Date, the Steering Committee will hold regularly scheduled meetings as determined by the Steering Committee.

         9.8      MEDIATION AND ALTERNATE DISPUTE RESOLUTION.

                  (a) To the extent that any misunderstanding or dispute with respect to one or more of the terms of this Agreement ("DISPUTE") cannot be resolved in a friendly manner as set forth in SECTION 9.7, the parties intend that such Dispute be resolved by an alternative dispute resolution process ("ADR"), which shall require the escalation of any Dispute, first, to the level of one senior executive of each of Motorola and Propel (the "SENIOR OFFICERS") and then to the head of Motorola's Communications Enterprise (or its successor) and the CEO of Propel in an attempt to resolve any such Dispute by negotiation. If the Senior Officers and/or the head of Motorola's Communications Enterprise and the Propel CEO are unable to resolve the Dispute within ten days after the matter is referred to them, either Motorola or Propel may demand mediation of the Dispute by written notice to the other. The two parties shall select a mediator within ten days after the demand and neither of the parties may unreasonably withhold consent to the selection of the mediator and both parties shall share the cost of mediation equally. The parties may agree to replace mediation with some other form of non-binding ADR such as neutral fact finding or mini-trial. Nothing in this paragraph shall prevent either Motorola or Propel from commencing formal litigation proceedings if (i) good faith efforts to resolve the Dispute under these procedures have been unsuccessful, or (ii) any delay resulting from efforts to mediate such dispute could result in serious and irreparable injury to either Motorola or Propel. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

                  (b) Each of Motorola and Propel will bear its costs of mediation or ADR, but both parties shall share the costs of the mediation or ADR equally.

         9.9. JURISDICTION. In the event a Dispute under this Agreement is to be submitted to judicial proceedings, each of Motorola and Propel consents to the exclusive jurisdiction of the federal or state courts of Illinois for any such legal action, suit or proceeding and agrees that any such action, suit, or proceeding may be brought only in such courts. Each of Motorola and Propel further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each party also waives its rights to a trial by jury. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in
SECTION 9.3 above will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

         9.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         9.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Subject to SECTION 9.7, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.12. AMENDMENT. No change, amendment or waiver will be made to this Agreement, except by an instrument in writing signed on behalf of each of the parties hereto.

         9.13. AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         9.14. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All references made herein to Propel as a party which operate as of a time following the Effective Date shall be deemed to refer to Propel and its subsidiaries as a single party.

                                     * * * *



                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                                           MOTOROLA, INC.


                                           By
                                              --------------------------------

                                           Its
                                               -------------------------------

                                           PROPEL, INC.


                                           By
                                              --------------------------------

                                           Its
                                               -------------------------------